                                                                    EXHIBIT 25.2

           Amendment to Registration No. 33-49252 as filed with the Securities and Exhange Commission on July 24, 1992

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM T-1

     STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

     CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO
     SECTION 305(b)(2) __


                   FIRST FIDELITY BANK, NATIONAL ASSOCIATION
                               (Name of Trustee)


                                   22-1147033
                      (I.R.S. Employer Identification No.)


                      175 WEST BROADWAY, SALEM, NEW JERSEY
                    (Address of Principal Executive Offices)

                                     08079
                                   (Zip Code)


                        CONTINENTAL HOMES HOLDING CORP.
                               (Name of Obligor)


                                    DELAWARE
                            (State of Incorporation)


                                   86-0554624
                      (I.R.S. Employer Identification No.)


                            7001 N. SCOTTSDALE ROAD
                           SUITE 2000, SCOTTSDALE, AZ
                    (Address of Principal Executive Offices)

                                     85253
                                   (Zip Code)

                     $35,000,000 12% SENIOR NOTES DUE 1999
           Application relates to all securities registered pursuant
                         to the registration statement.
                        (Title of Indenture Securities)

      1.  GENERAL INFORMATION.

          FURNISH THE FOLLOWING INFORMATION AS TO THE TRUSTEE:

          (A) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISORY AUTHORITY TO WHICH IT IS SUBJECT:

               Comptroller of the Currency
               United States Department of the Treasury
               Washington, D.C.  20219

               Federal Reserve Bank (3rd District)
               Philadelphia, Pennsylvania  19106

               Federal Deposit Insurance Corporation
               Washington, D.C.  20429

          (B)  WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

               Yes.


     2.   AFFILIATIONS WITH OBLIGOR.

          IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

          None.


     3.   VOTING SECURITIES OF THE TRUSTEE.

          FURNISH THE FOLLOWING INFORMATION AS TO EACH CLASS OF VOTING SECURITIES OF THE TRUSTEE:

          Not applicable - see answer to item 13.


     4.   TRUSTEESHIPS UNDER OTHER INDENTURES.

          IF THE TRUSTEE IS A TRUSTEE UNDER ANOTHER INDENTURE UNDER WHICH ANY OTHER SECURITIES, OR CERTIFICATES OF INTEREST OR PARTICIPATION IN ANY OTHER SECURITIES, OF THE OBLIGOR ARE OUTSTANDING, FURNISH THE FOLLOWING
     INFORMATION:

          Not applicable - see answer to item 13.

     5. INTERLOCKING DIRECTORATES AND SIMILAR RELATIONSHIPS WITH THE OBLIGOR OR UNDERWRITERS.

          IF THE TRUSTEE OR ANY OF THE DIRECTORS OR EXECUTIVE OFFICERS OF THE TRUSTEE IS A DIRECTOR, OFFICER, PARTNER, EMPLOYEE, APPOINTEE, OR REPRESENTATIVE OF THE OBLIGOR OR OF ANY UNDERWRITER FOR THE OBLIGOR, IDENTIFY EACH SUCH PERSON HAVING ANY SUCH CONNECTION AND STATE THE NATURE OF EACH SUCH CONNECTION.

          Not applicable - see answer to item 13.


     6.   VOTING SECURITIES OF THE TRUSTEE OWNED BY THE OBLIGOR OR ITS
          OFFICIALS.

          FURNISH THE FOLLOWING INFORMATION AS TO THE VOTING SECURITIES OF THE TRUSTEE OWNED BENEFICIALLY BY THE OBLIGOR AND EACH DIRECTOR, PARTNER, AND EXECUTIVE OFFICER OF THE OBLIGOR:

          Not applicable - see answer to item 13.


     7.   VOTING SECURITIES OF THE TRUSTEE OWNED BY UNDERWRITERS OR THEIR
          OFFICIALS.

          FURNISH THE FOLLOWING INFORMATION AS TO THE VOTING SECURITIES OF THE TRUSTEE OWNED BENEFICIALLY BY EACH UNDERWRITER FOR THE OBLIGOR AND EACH DIRECTOR, PARTNER, AND EXECUTIVE OFFICER OF EACH SUCH UNDERWRITER:

          Not applicable - see answer to item 13.


     8.   SECURITIES OF THE OBLIGOR OWNED OR HELD BY THE TRUSTEE.

          FURNISH THE FOLLOWING INFORMATION AS TO SECURITIES OF THE OBLIGOR OWNED BENEFICIALLY OR HELD AS COLLATERAL SECURITY FOR OBLIGATIONS IN DEFAULT BY THE TRUSTEE:

          Not applicable - see answer to item 13.


     9.   SECURITIES OF UNDERWRITERS OWNED OR HELD BY THE TRUSTEE.

          IF THE TRUSTEE OWNS BENEFICIALLY OR HOLDS AS COLLATERAL SECURITY FOR OBLIGATIONS IN DEFAULT ANY SECURITIES OF AN UNDERWRITER FOR THE OBLIGOR, FURNISH THE FOLLOWING INFORMATION

     AS TO EACH CLASS OF SECURITIES OF SUCH UNDERWRITER ANY OF WHICH ARE SO OWNED OR HELD BY THE TRUSTEE:

          Not applicable - see answer to item 13.


     10. OWNERSHIP OR HOLDINGS BY THE TRUSTEE OF VOTING SECURITIES OF CERTAIN AFFILIATES OR SECURITY HOLDERS OF THE OBLIGOR.

          IF THE TRUSTEE OWNS BENEFICIALLY OR HOLDS AS COLLATERAL SECURITY FOR OBLIGATIONS IN DEFAULT VOTING SECURITIES OF A PERSON WHO, TO THE KNOWLEDGE OF THE TRUSTEE (1) OWNS 10 PERCENT OR MORE OF THE VOTING STOCK OF THE OBLIGOR OR (2) IS AN AFFILIATE, OTHER THAN A SUBSIDIARY, OF THE OBLIGOR, FURNISH THE FOLLOWING INFORMATION AS TO THE VOTING SECURITIES OF SUCH
     PERSON:

          Not applicable - see answer to item 13.


     11. OWNERSHIP OR HOLDINGS BY THE TRUSTEE OF ANY SECURITIES OF A PERSON OWNING 50 PERCENT OR MORE OF THE VOTING SECURITIES OF THE OBLIGOR.

          IF THE TRUSTEE OWNS BENEFICIALLY OR HOLDS AS COLLATERAL SECURITY FOR OBLIGATIONS IN DEFAULT ANY SECURITIES OF A PERSON WHO, TO THE KNOWLEDGE OF THE TRUSTEE, OWNS 50 PERCENT OR MORE OF THE VOTING SECURITIES OF THE OBLIGOR, FURNISH THE FOLLOWING INFORMATION AS TO EACH CLASS OF SECURITIES OF SUCH PERSON ANY OF WHICH ARE SO OWNED OR HELD BY THE TRUSTEE:

          Not applicable - see answer to item 13.


     12.  INDEBTEDNESS OF THE OBLIGOR TO THE TRUSTEE.

          EXCEPT AS NOTED IN THE INSTRUCTIONS, IF THE OBLIGOR IS INDEBTED TO THE TRUSTEE, FURNISH THE FOLLOWING INFORMATION:

          Not applicable - see answer to item 13.


     13.  DEFAULTS BY THE OBLIGOR.

          (A) STATE WHETHER THERE IS OR HAS BEEN A DEFAULT WITH RESPECT TO THE SECURITIES UNDER THIS INDENTURE. EXPLAIN THE NATURE OF ANY SUCH DEFAULT.

          None.

          (B) IF THE TRUSTEE IS A TRUSTEE UNDER ANOTHER INDENTURE UNDER WHICH ANY OTHER SECURITIES, OR CERTIFICATES OF INTEREST

     OR PARTICIPATION IN ANY OTHER SECURITIES, OF THE OBLIGOR ARE OUTSTANDING, OR IS TRUSTEE FOR MORE THAN ONE OUTSTANDING SERIES OF SECURITIES UNDER THE INDENTURE, STATE WHETHER THERE HAS BEEN A DEFAULT UNDER ANY SUCH INDENTURE OR SERIES, IDENTIFY THE INDENTURE OR SERIES AFFECTED, AND EXPLAIN THE NATURE OF ANY SUCH DEFAULT.

          None.

     14.  AFFILIATIONS WITH THE UNDERWRITERS.

          IF ANY UNDERWRITER IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

          Not applicable - see answer to item 13.

     15.  FOREIGN TRUSTEE.

          IDENTIFY THE ORDER OR RULE PURSUANT TO WHICH THE TRUSTEE IS AUTHORIZED TO ACT AS SOLE TRUSTEE UNDER INDENTURES QUALIFIED OR TO BE QUALIFIED UNDER THE ACT.

          Not applicable - trustee is a national banking association organized under the laws of the United States.

     16.  LIST OF EXHIBITS.

          LIST BELOW ALL EXHIBITS FILED AS PART OF THIS STATEMENT OF
     ELIGIBILITY.

          ___ 1. Copy of Articles of Association of the trustee as now in effect.*

          ___ 2. Copy of the Certificate of the Comptroller of the Currency dated January 11, 1994, evidencing the authority of the trustee to transact business.*

          ___ 3. Copy of the authorization of the trustee to exercise fiduciary powers.*

          ___  4. Copy of existing by-laws of the trustee.*

          ___ 5. Copy of each indenture referred to in Item 4, if the obligor is in default, not applicable.

           X   6.  Consent of the trustee required by Section 321(b) of the Act.
          ---

           X   7.  Copy of report of condition of the trustee at the close of
          ---
               business on December 31, 1993, published pursuant to the requirements of its supervising authority.

          ___ 8. Copy of any order pursuant to which the foreign trustee is authorized to act as sole trustee under indentures qualified or to be qualified under the Act, not applicable.

          ___ 9. Consent to service of process required of foreign trustees pursuant to Rule 10a-4 under the Act, not applicable.
     _____________________
          * Previously filed with the Securities and Exchange Commission in February 11, 1994 as an Exhibit to Form T-1 in connetion with Registration Statement No. 22-73340.



                                      NOTE

          The trustee disclaims responsibility for the accuracy or completeness of information contained in this Statement of Eligibility and Qualification not known to the trustee, and not obtainable by it through reasonable investigation, and as to which information it has obtained from the obligor and has had to rely or will obtain from the principal underwriters and will have to rely.

                                   SIGNATURE

          Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, First Fidelity Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Philadelphia and Commonwealth of Pennsylvania, on the 28th day of February, 1994.

          FIRST FIDELITY BANK, NATIONAL ASSOCIATION



          By:s/Howard R. Parker
             ------------------
             Howard R. Parker
             Assistant Vice President

                                                                       EXHIBIT 6



                               CONSENT OF TRUSTEE



          Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, and in connection with the proposed issue of Continental Homes Holding Corp., we hereby consent that reports of examinations by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.



          FIRST FIDELITY BANK, NATIONAL ASSOCIATION



          By:s/Howard R. Parker
             ------------------
             Howard R. Parker
             Assistant Vice President



     Philadelphia, Pennsylvania

     February 28, 1994

                                  EXHIBIT T-7

             Consolidating domestic and foreign subsidiaries of the
                   FIRST FIDELITY BANK, National Association


                     STATEMENT OF RESOURCES AND LIABILITIES
                         REPORT AS OF DECEMBER 31, 1993


                         ASSETS                            Thousand of Dollars
                                                           -------------------

Cash and balance due from depository institutions:
  Noninterest-bearing balances and currency and coin..........   1,641,541
  Interest-bearing balances...................................     981,089
Securities....................................................   6,308,986
Federal funds sold and securities purchased under agreements    //////////
   to resell in domestic offices of the bank and of it          //////////
   Edge and Agreement subsidiaries, and in IBFs:                //////////
   Federal funds sold.........................................     224,000
   Securities purchased under agreements to resell............     726,193
Loans and lease financing receivables:
   Loan and leases, net of unearned income......18,539,519
   LESS: Allowance for loan and lease losses.......534,731
   LESS: Allocated transfer risk reserve..............-0-
   Loans and leases, net of unearned income, allowance, and
   reserve....................................................  18,004,788
Assets held in trading accounts...............................     149,302
Premises and fixed assets (including capitalized leases)......     345,683
Other real estate owned.......................................     139,285
Investment in unconsolidated subsidiaries and associated        //////////
companies.....................................................      12,065
Customer's liability to this bank on acceptance outstanding...     187,843
Intangible assets.............................................     227,207
Other assets..................................................     494,059
Total assets..................................................  29,442,041

                                  LIABILITIES

Deposits:
      In domestic offices.......................................   23,510,802
        Noninterest-bearing..........................4,612,154
        Interest-bearing............................18,898,648
      In foreign offices, Edge and Agreement subsidiaries,
      and IBFs..................................................      231,829
        Noninterest-bearing.............................18,874
        Interest-bearing...............................212,955
Federal funds purchased and securities sold under agreements....  ///////////
      to repurchase in domestic offices of the bank and of its    ///////////
      Edge and Agreement subsidiaries, and IBFs                   ///////////
      Federal fund purchased....................................    1,077,979
      Securities sold under agreements to repurchase............    1,369,926
Demand notes issued to the U.S. Treasury........................          -0-
Other borrowed money............................................        6,490
Mortgage indebtedness and obligations under capitalized.........  //////////
      leases....................................................        7,213
Bank's liability on acceptances executed and outstanding........      196,057
Notes and debentures subordinated to deposits...................      175,000
Other liabilities...............................................      383,756
Total liabilities...............................................   26,959,052
Limited-life preferred stock....................................          -0-

                                 EQUITY CAPITAL

Perpetual preferred stock...................................         -0-
Common Stock................................................     356,434
Surplus.....................................................     972,520
Undivided profits and capital reserves......................   1,129,107
LESS: Net realized loss on marketable equity securities.....     (24,928)
Cumulative foreign currency translation.....................         -0-
Total equity capital........................................   2,482,989
Total liabilities, limited-life preferred stock and equity..  //////////
  capital...................................................  29,442,041

chhc.T-7